TOTAL ASIA ASSOCIATES PLT (LLP0016837-LCA & AF002128)

A Firm registered with US PCAOB and Malaysian MIA

Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak, 50400, Kuala Lumpur.

Tel

: (603) 2733 9989

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors,

BIONEXUS GENE LAB CORP.

Level 8, Tower 8, Avenue 5, The Horizon,

No. 8 Jalan Kerinchi, Bangsar South,

59200 Kuala Lumpur, Malaysia

We consent to the inclusion in the Registration Statement on Form S-1 Amendment No. 2 of BioNexus Gene Lab Corp of our report date March 23, 2019, relating to our audit of the consolidated balance sheets of BioNexus Gene Lab Corp as of December 31, 2018 and December 31, 2017 and the related consolidated statements of income, stockholders’ equity, and cash flows for the for the each of the two years in the period ended of December 31, 2018 and December 31, 2017.

We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ Total Asia Associates PLT

TOTAL ASIA ASSOCIATES PLT

KUALA LUMPUR, MALAYSIA

March 23, 2019